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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Advanced Energy Industries, Inc. on Form S-8 of our report, dated August 24, 2001, except for Notes 9 and 14, as to which the date is March 1, 2002, related to Aera Japan Limited and subsidiaries appearing in the Current Report on Form 8-K/A of Advanced Energy Industries, Inc. filed on April 2, 2002.

/s/ DELOITTE TOUCHE TOHMATSU
Tokyo, Japan

May 1, 2002